As filed with the Securities and Exchange Commission on January 6, 2016

Registration No. 333-208095

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Jones Energy Holdings, LLC*

Jones Energy Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware Delaware	1311	27-1495091 32-0436247
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas 78746 (512) 328-2953		Robert J. Brooks 807 Las Cimas Parkway, Suite 350 Austin, Texas 78746 (512) 328-2953
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mollie Duckworth

Douglass M. Rayburn

Baker Botts L.L.P.

98 San Jacinto Blvd., Suite 1500

Austin, Texas 78701

(512) 322-2500

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
9.25% Senior Notes Due 2023	$250,000,000	100%	$250,000,000	$25,175	(1)
Guarantees of 9.25% Senior Notes due 2023 (2)	—	—	—	—

(1)          Calculated in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended. This fee has previously been paid.

(2)          No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*GUARANTORS

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
Jones Energy, Inc.	Delaware	80-0907968
Nosley Assets, LLC	Delaware	35-2456460
Jones Energy, LLC	Delaware	75-2458861

(1)The address for each registrant’s principal executive office is 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746, and the telephone number of each registrant’s principal executive office is (512) 328-2953.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-4 (Registration Statement No. 333-208095) (the “Registration Statement”) of Jones Energy Holdings, LLC and Jones Energy Finance Corp. is being filed for the sole purpose of filing the exhibit indicated in the Exhibit Index incorporated by reference into Item 21 of Part II. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement, and no changes have been made to Items 20 or 22 of Part II of the Registration Statement. Accordingly, the preliminary prospectus has been omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.              Indemnification of Directors and Executive Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL Law. Section 145(e) of the DGCL further provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The amended and restated bylaws of Jones Energy, Inc., or JONE, provide that JONE will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of JONE’s directors or executive officers or, while a director or executive officer, is or was serving at JONE’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. JONE’s amended and restated bylaws further provide for the advancement of expenses to each of its executive officers and directors.

The amended and restated certificate of incorporation of JONE provides that, to the fullest extent permitted by the DGCL, its directors shall not be personally liable to JONE or JONE stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

JONE has obtained directors’ and officers’ insurance to cover its directors and officers for certain liabilities.

JONE has also entered into indemnification agreements with each of its directors and our executive officers. These agreements provide that JONE will indemnify each of its directors and such officers to the fullest extent permitted by law and by JONE’s amended and restated certificate of incorporation or amended and restated bylaws.

Under the limited liability company agreement of Jones Energy Holdings, LLC, or JEH, and subject to specified limitations, JEH will indemnify to the fullest extent permitted by law, from and against all losses, claims, damages or similar events any director or officer of JEH, or while serving as a director or officer, any person who is or was serving as a director or officer of another entity at the request of JEH. Additionally, JEH is authorized to purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether JEH would have the power to indemnify the person against liabilities under its limited liability company agreement.

Item 21.              Exhibits and Financial Statement Schedules.

(a)         The following documents are filed as exhibits herewith:

Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this item.

(b)         Financial Statement Schedules:

None.

Item 22.              Undertakings

The undersigned registrants hereby undertake:

1.              To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.              That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.              That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.              That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.              That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, that the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

8.              To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

9.              To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas on January 6, 2016.

JONES ENERGY HOLDINGS, LLC

By:	Jones Energy, Inc.,
its managing member

	By:	/s/ Jonny Jones
Jonny Jones
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title with Jones Energy Holdings, LLC	Date

/s/ Jonny Jones	Chief Executive Officer	January 6, 2016
Jonny Jones	(Principal Executive Officer)

/s/ Robert J. Brooks	Executive Vice President and Chief Financial Officer	January 6, 2016
Robert J. Brooks	(Principal Accounting and Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on January 6, 2016.

JONES ENERGY FINANCE CORP.

By:	/s/ Jonny Jones
Jonny Jones
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title with Jones Energy Finance Corp.	Date

/s/ Jonny Jones	Chairman of the Board of Directors and Chief Executive Officer	January 6, 2016
Jonny Jones	(Principal Executive Officer)

*	Director and President	January 6, 2016
Mike S. McConnell

*	Executive Vice President and Chief Financial Officer	January 6, 2016
Robert J. Brooks	(Principal Accounting and Financial Officer)

*	Director	January 6, 2016
Howard I. Hoffen

*	Director	January 6, 2016
Gregory D. Myers

*By:	/s/ Jonny Jones
Jonny Jones
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on January 6, 2016.

JONES ENERGY, INC.

By:	/s/ Jonny Jones
Jonny Jones
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

JONES ENERGY, INC., on behalf of itself and as the managing member of JONES ENERGY HOLDINGS, LLC, on behalf of itself and as the sole member of each of JONES ENERGY, LLC and NOSLEY ASSETS, LLC.

Name	Title with Jones Energy, Inc.	Date

/s/ Jonny Jones	Chairman of the Board of Directors and Chief Executive Officer	January 6, 2016
Jonny Jones	(Principal Executive Officer)

*	Director and President	January 6, 2016
Mike S. McConnell

*	Executive Vice President and Chief Financial Officer	January 6, 2016
Robert J. Brooks	(Principal Accounting and Financial Officer)

*	Director	January 6, 2016
Howard I. Hoffen

*	Director	January 6, 2016
Gregory D. Myers

*	Director	January 6, 2016
Halbert S. Washburn

*	Director	January 6, 2016
Alan D. Bell

*	Director	January 6, 2016
Robb L. Voyles

*By:	/s/ Jonny Jones
Jonny Jones
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on January 6, 2016.

JONES ENERGY, LLC

By:	Jones Energy Holdings, LLC,
its sole member

	By:	Jones Energy, Inc.,
its managing member

		By:	/s/ Jonny Jones
Jonny Jones
Chief Executive Officer

NOSLEY ASSETS, LLC

By:	Jones Energy Holdings, LLC,
its sole member

	By:	Jones Energy, Inc.,
its managing member

		By:	/s/ Jonny Jones
Jonny Jones
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title with Jones Energy, LLC and Nosley Assets, LLC	Date

/s/ Jonny Jones	Chief Executive Officer	January 6, 2016
Jonny Jones	(Principal Executive Officer)

/s/ Robert J. Brooks	Executive Vice President and Chief Financial Officer	January 6, 2016
Robert J. Brooks	(Principal Accounting and Financial Officer)

EXHIBIT INDEX

The following is a list of exhibits filed as a part of this registration statement.

Exhibit No.	Description
2.1

Purchase and Sale Agreement by and between Chalker Energy Partners II, LLC, the listed participating owners and Jones Energy Holdings, LLC, dated November 28, 2012 (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1, File No. 333-188896, filed on June 7, 2013).

2.2

Purchase and Sale Agreement by and between Sabine Mid- Continent LLC, as seller, and Jones Energy Holdings, LLC, as purchaser, dated as of November 22, 2013 (incorporated by reference to Exhibit 2.2 to Jones Energy, Inc.’s Annual Report on Form 10-K filed on March 14, 2014).

3.1

Certificate of Formation of Jones Energy Holdings, LLC (incorporated by reference to Exhibit 3.1 to Jones Energy Holdings, LLC’s and Jones Energy Finance Corp.’s Registration Statement on Form S-4, File No. 333-201884, filed on February 5, 2015).

3.2

Third Amended and Restated Limited Liability Company Agreement of Jones Energy Holdings, LLC (incorporated by reference to Exhibit 10.1 to Jones Energy, Inc.’s Current Report on Form 8-K filed on July 30, 2013).

3.3

Certificate of Incorporation of Jones Energy Finance Corp (incorporated by reference to Exhibit 3.3 to Jones Energy Holdings, LLC’s and Jones Energy Finance Corp.’s Registration Statement on Form S-4, File No. 333-201884, filed on February 5, 2015).

3.4

Bylaws of Jones Energy Finance Corp (incorporated by reference to Exhibit 3.4 to Jones Energy Holdings, LLC’s and Jones Energy Finance Corp.’s Registration Statement on Form S-4, File No. 333-201884, filed on February 5, 2015).

4.1	Form of Class A common stock Certificate (incorporated by reference to Exhibit 4.2 to Jones Energy, Inc.’s Registration Statement on Form S-1, File No. 333-188896, filed on June 7, 2013).

4.2	Registration Rights and Stockholders Agreement, dated as of July 29, 2013 (incorporated by reference to Exhibit 10.5 to Jones Energy, Inc.’s Current Report on Form 8-K filed on July 30, 2013).

4.3

Indenture, dated April 1, 2014, among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Jones Energy, Inc.’s Current Report on Form 8-K filed on April 1, 2014).

4.4

Registration Rights Agreement, dated April 1, 2014, among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and Citigroup Global Markets Inc., as the sole representative of the Initial Purchasers named therein (incorporated by reference to Exhibit 4.2 to Jones Energy, Inc.’s Current Report on Form 8-K filed on April 1, 2014).

4.5

Indenture, dated February 23, 2015, among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Jones Energy, Inc.’s Current Report on Form 8-K filed on February 27, 2015).

4.6

Registration Rights Agreement dated February 23, 2015, among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and the purchasers named therein (incorporated by reference to Exhibit 4.2 to Jones Energy, Inc.’s Current Report on Form 8-K filed on February 27, 2015).

5.1**	Opinion of Baker Botts L.L.P., as to the legality of the securities being registered.

Exhibit No.	Description
12.1**	Computation of Earnings to Fixed Charges.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Cawley Gillespie & Associates, Inc.

23.3**	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

24.1**	Powers of Attorney (included in the signature pages to this registration statement).

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture with respect to the 9.25% Senior Notes due 2023.

99.1**	Form of Letter of Transmittal.

99.2**	Form of Letter to DTC Participants.

99.3**	Form of Letter to Clients.

*—filed herewith

**—previously filed